UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2021

Retail Value Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-38517	82-4182996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 755-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, Par Value $0.10 Per Share	RVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.   Entry Into a Material Definitive Agreement.

On February 26, 2021, Retail Value Inc. (the “Company”) entered into a Second Amendment (the “Second Amendment”) to its Credit Agreement, dated July 2, 2018 (the “Revolving Credit Agreement”), among the Company, the lenders named therein and PNC Bank, National Association, as administrative agent, which, among other things (i) extended the Scheduled Facility Termination Date (as defined in the Revolving Credit Agreement) from March 9, 2021 to February 9, 2022, (ii) increased the LIBOR Applicable Margin and ABR Applicable Margin (as those terms are defined in the Revolving Credit Agreement) at each level on the pricing grid by 25 basis points per annum, (iii) decreased the credit facility’s tangible net worth covenant from $500 million to $400 million and (iv) added and expanded certain provisions relating to the potential discontinuation of LIBOR and compliance with anti-terrorism and anti-money laundering requirements. The terms of the Revolving Credit Agreement were previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2019, and in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2018, which descriptions are incorporated herein by reference.

In connection with the Second Amendment, the Company entered into an Amended and Restated Guaranty Fee and Reimbursement Letter, dated February 26, 2021 (the “Amended and Restated Reimbursement Letter”), between the Company and SITE Centers Corp. (“SITE Centers”) which sets forth the terms pursuant to which SITE Centers continues to guarantee certain of the Company’s obligations to the lenders under the Revolving Credit Agreement. The only substantive modification to the terms of the original Guaranty Fee and Reimbursement Letter, dated as of July 2, 2018 (the “Original Reimbursement Letter”), by and between the Company and SITE Centers effectuated by the Amended and Restated Reimbursement Letter is the substitution of the LIBOR-based benchmark rate for purposes of determining interest owing by the Company to SITE Centers on account of unreimbursed amounts paid by SITE Centers on account of its guaranty obligation with whatever benchmark rate may be applicable to loans outstanding under the Revolving Credit Agreement at the time the unreimbursed obligation arises (which may be the LIBOR rate, the alternative base rate or any other benchmark). The terms of the Original Reimbursement Letter were previously described in the Company’s Current Report on Form 8‑K filed with the Securities and Exchange Commission on July 2, 2018, which description is incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms of the direct financial obligations are summarized in Item 1.01 of this Form 8-K and are incorporated herein by reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Retail Value Inc.

Date: March 4, 2021	By:	/s/ Aaron M. Kitlowski
Name: Aaron M. Kitlowski
Title: Executive Vice President and Secretary